EXHIBIT 23.02

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 6, 2001 included in the Versant Corporation Form 10-K for the year ended December 31, 2000.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

San Jose, California
March 30, 2001